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EXHIBIT 10.21.3

2003 McDATA Acquisition Equity Incentive Plan
Adopted August 2003

1.     Purposes.

        (a)   The Plan. This 2003 McDATA Acquisition Equity Incentive Plan (the "Plan") is a limited purpose plan to allow for the issuance of inducement grants of restricted and unrestricted Class B common stock to new employees in connection with a merger or acquisition of a company or business by McDATA.

        (b)   General Purpose. The Company, by means of this Plan, seeks to retain the services of the group of persons eligible to receive inducement grants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.     Definitions.

        (a)   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Code" means the Internal Revenue Code of 1986, as amended.

        (d)   "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

        (e)   "Common Stock" means the Class B common stock of the Company.

        (f)    "Company" means McDATA Corporation, a Delaware corporation.

        (g)   "Continuous Service" means that the Participant's service with the Company or an Affiliate is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted, including, but not limited to the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (h)   "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (i)    "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (j)    "Employee" means any person employed by the Company or an Affiliate

        (k)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (l)    "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (ii)   The Fair Market Value shall be determined in good faith by the Board.

        (m)  "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (n)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (o)   "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (p)   "Participant" means a new Employee resulting from a merger or acquistion to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (q)   "Plan" means this 2003 McDATA Acquisition Equity Incentive Plan.

        (r)   "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (s)   "Securities Act" means the Securities Act of 1933, as amended.

        (t)    "Stock Award" means any right granted under the Plan, including a Common Stock bonus or a right to acquire restricted Common Stock.

        (u)   "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant, whether restricted or unrestricted. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan. A Stock Award Agreement that contain restrictions that lapse over time or other restrictions may be referred to as a Restricted Stock Award Agreement.

3.     Administration.

        (a)   Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b)   Powers of Board. The Board or the Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii)   To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board or the Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv)  To amend the Plan or a Stock Award as provided in Section 11.

          (v)   Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates that are not in conflict with the provisions of the Plan.

        (c)   Delegation to Committee. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. As of the adoption date of this Plan, the Board has designated the Board Compensation Committee as the Committee.

4.     Shares Subject to the Plan.

        (a)   Share Reserve. Subject to the provisions of Section 4(b) relating to reversion and Section 10 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 3,000,000 shares of Common Stock for the limited purpose of awarding inducement grants to new Employees related to mergers and acquisitions by the Company.

        (b)   Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having vested in full or restriction that have fully lapsed, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

        (c)   Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     Eligibility.

        (a)   Eligibility for Specific Stock Awards. Stock Awards may only be granted to new Employees resulting from a merger or acquisition by the Company.

        (b)   Limitation. Subject to the provisions of Section 10 relating to adjustments upon changes in the shares of Common Stock, no Participant shall be eligible to be granted Stock Awards covering more than 300,000 shares of Common Stock during any calendar year unless otherwise approved by the Board or the Committee.

6.     Provisions of Stock Awards

        (a)   Stock Awards. Each Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of Stock Award Agreements may change from time to time, and the terms and conditions of separate Stock Award Agreements need not be identical, but each Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration. A stock bonus or restricted stock may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit, for retention purposes and to provide incentives to Participants.

          (ii)   Vesting. Shares of Common Stock awarded under the Stock Award Agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

          (iii) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service or employment terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant, which have not vested as of the date of termination under the terms of the Stock Award Agreement.

          (iv)  Transferability. Rights to acquire shares of Common Stock under the Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Board or the Committee shall determine in its discretion, so long as Common Stock awarded under the Stock Award Agreement remains.

7.     Covenants of the Company.

        (a)   Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)   Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and sell shares of Common Stock upon vesting of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon vesting of such Stock Awards unless and until such authority is obtained.

8.     Use of Proceeds from Stock.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

9.     Miscellaneous.

        (a)   Acceleration of Vesting. The Board shall have the power to accelerate the time at which a Stock Award may vest or the time during which a Stock Award or any part thereof will vest or become unrestricted in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time during which it will vest or become unrestricted.

        (b)   Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for vesting or for the lapse of restrictions of the Stock Award pursuant to its terms.

        (c)   No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate the employment of an Participant with or without notice and with or without cause and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)   Investment Assurances. The Company may require a Participant, as a condition of vesting or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of vesting the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares of Common Stock upon the vesting or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (e)   Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the vesting or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the participant as a result of the vesting or acquisition of Common Stock under the Stock Award in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

10.   Adjustments upon Changes in Stock.

        (a)   Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(b), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.)

        (b)   Change in Control. In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (i) any surviving or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 10(b) for those outstanding under the Plan), or (ii) in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, with respect to stock awards held by persons whose Continuous Service has not terminated, the vesting of such Stock Awards shall be accelerated prior to such event and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of such event) lapse. With respect to any Stock Awards outstanding under the Plan that have not been assumed or substituted and that are held by persons whose Continuous Service has terminated, the vesting of such Stock Awards shall not be accelerated, unless otherwise provided in a written agreement between the Company and the holder of such Stock Award, and such Stock Award shall terminate upon the effectiveness of such event.

11.   Amendment of the Plan and Stock Awards.

        (a)   Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in Common Stock and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company and its Affiliates, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 and any Nasdaq or securities exchange listing requirements.

        (b)   Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c)   Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder.

        (d)   No Impairment of Rights. Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Stock Awards were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Stock Awards granted under the Plan comply with the requirements of Section 422 of the Code.

12.   Termination or Suspension of the Plan.

        (a)   Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary plus one month of the date the Plan is adopted by the Board, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

13.   Effective Date of Plan.

        The Plan shall become effective as determined by the Board, but no Stock Award shall be granted or vest unless and until the Plan has been approved by the Board.

14.   Choice of Law.

        The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

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  EXHIBIT 10.21.3